UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 E. McKinney Street, Suite 1000 Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2024, Landsea Homes Corporation, a Delaware corporation (the “Company”), entered into that certain Joinder, Commitment Increase, and Reallocation Agreement (the “Joinder Agreement”) with Truist Bank (“New Lender”), and Bank of America, N.A. as administrative agent for the lenders (the “Administrative Agent”). Reference is made to the Amended and Restated Credit Agreement, dated as of April 19, 2024, by and among the Company, each of the other lenders defined thereto, Administrative Agent and the other parties thereto (the “Credit Agreement”). Pursuant to the Joinder Agreement, the parties thereto agreed to, among other things, add New Lender to the Credit Agreement and increase the aggregate commitments available to the Company under the Credit Agreement from $355,000,000 to $455,000,000.

The foregoing description of the Joinder Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Joinder Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Joinder, Commitment Increase, and Reallocation Agreement, dated June 26, 2024, by and among Truist Bank, Bank of America, N.A., as administrative agent for the lenders and Landsea Homes Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: July 1, 2024	By:	/s/ C. Kelly Rentzel
Name: C. Kelly Rentzel
Title: General Counsel